As filed with the Securities and Exchange Commission on January 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADOBE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0019522
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

345 Park Avenue

San Jose, California 95110

(408) 536-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel Durn

Executive Vice President and Chief Financial Officer

Adobe Inc.

345 Park Avenue

San Jose, California 95110

(408) 536-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Wade Sherman, Esq. Emily Ly, Esq. Adobe Inc. 345 Park Avenue San Jose, California 95110 (408) 536-6000	P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 2000 Avenue of the Stars, Suite 200N Los Angeles, CA 90067 (213) 687-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

ADOBE INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

and

Units

The following are the types of securities that Adobe Inc. may offer, issue and sell, and that any selling security holders may offer and sell, in each case, together or separately, under this prospectus from time to time:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	debt securities, which may be issued in one or more series;

•	warrants to purchase debt, equity or other securities;

•	purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities, or other securities of third parties, currencies or commodities; and

•	units, consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, purchase contracts or any combination of such securities.

The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and brokers or dealers. If agents, underwriters, brokers or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

We will describe in a prospectus supplement, which will accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities.

You should read this prospectus, any accompanying prospectus supplement, any related free writing prospectus prepared by or on behalf of us and any document we incorporate by reference carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “ADBE.” On January 10, 2025, the closing price on the Nasdaq Global Select Market for our common stock was $405.92.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus, as well as risks described in other documents that we include or that are incorporated by reference herein, before you invest in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and/or any free writing prospectus prepared by or on behalf of us may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus or applicable prospectus supplement or free writing prospectus prepared by or on behalf of us. Neither we nor any selling security holder has authorized anyone to provide you with different information.

Neither we nor any selling security holder is making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of such document, as applicable, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, or, in each case, any such earlier date as may be specified for such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we have indicated otherwise, references in this prospectus to “Adobe,” “we,” “us,” and “our” refer to Adobe Inc. and not to any of its existing or future subsidiaries.

-i-

ADOBE INC.

Adobe is a global technology company with a mission to change the world through personalized digital experiences. For over four decades, Adobe’s innovations have transformed how individuals, teams, businesses, enterprises, institutions, and governments engage and interact across all types of media. Our products, services and solutions are used around the world to imagine, create, manage, deliver, measure, optimize and engage with content across surfaces and fuel digital experiences. We have a diverse user base that includes consumers, communicators, creative professionals, developers, students, small and medium businesses and enterprises. We are also empowering creators by putting the power of artificial intelligence in their hands, and doing so in ways we believe are responsible. Our products and services help unleash creativity, accelerate document productivity and power businesses in a digital world. We have operations in the Americas; Europe, Middle East and Africa; and Asia-Pacific.

Our executive offices and principal facilities are located at 345 Park Avenue, San Jose, California 95110-2704. Our telephone number is 408-536-6000 and our website is www.adobe.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your investment decision to purchase any securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including containing the registration statement of which this prospectus is a part, including the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. Any information that we file later with the SEC and incorporate by reference into this prospectus will automatically update and supersede the information contained in, or incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below and all future filings made with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part (other than information “furnished” under Item 2.02 or 7.01 of Form 8-K (and corresponding information furnished under Item 9.01 or included as an exhibit with respect to such item) or otherwise “furnished” to the SEC, unless otherwise stated) and until the completion of the offering in the relevant prospectus supplement to which this prospectus relates, or the termination of the offering under this prospectus:

(a)	Annual Report on Form 10-K for the fiscal year ended November 29, 2024, filed with the SEC on January 13, 2025 (“Annual Report on Form 10-K”); and

(b)

The description of our common stock included in our registration statement on Form 8-A filed on November  19, 1986, as supplemented by any subsequent amendments and reports filed for the purpose of updating such description, including the description of our securities filed as Exhibit 4.6 to our Annual Report on Form 10-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, and at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. You may make a request for this information by contacting our Investor Relations department, by visiting our website at www.adobe.com, by calling (408) 536-4700, by writing to Investor Relations, Adobe Inc., 345 Park Avenue, San Jose, California 95110-2704 or by sending an email to ir@adobe.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with any decision to invest in the securities.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus contain forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or include the words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” or other similar expressions, as well as statements regarding our focus for the future. Each of the forward-looking statements we make in this prospectus involves risks, uncertainties and assumptions based on information available to us as of the date of this prospectus. Such risks and uncertainties, many of which relate to matters beyond our control, could cause actual results to differ materially and adversely from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” of this prospectus and Part I, Item 1A, “Risk Factors” beginning on page 23 of our Annual Report on Form 10-K incorporated by reference in this prospectus, and as may be updated in filings we make from time to time with the SEC. The risks described in this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document, except as required by law.

RISK FACTORS

Investing in these securities involves certain risks. Before making a decision to invest in these securities, you should carefully consider the risks described under Part I, Item 1A, “Risk Factors” beginning on page 23 of our Annual Report on Form 10-K for the fiscal year ended November 29, 2024, which is incorporated by reference herein, and those described in other documents that we incorporate by reference into this prospectus.

USE OF PROCEEDS

Our management team will have broad discretion in using the net proceeds from our sale of securities under this prospectus and any applicable prospectus supplement or free writing prospectus. Unless otherwise indicated in the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us, we intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus and any applicable prospectus supplement or free writing prospectus for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, purchase contracts and units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement and/or any free writing prospectus prepared by or on behalf of us will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our restated certificate of incorporation, as amended (“Restated Certificate of Incorporation”), our Amended and Restated Bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and Bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our Restated Certificate of Incorporation and Bylaws, each of which is filed as an exhibit to our Annual Report on Form 10-K, and is incorporated by reference in the registration statement of which this prospectus is a part. You should read the Restated Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Restated Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.

Copies of the Restated Certificate of Incorporation and Bylaws are available upon request. Please see “Where You Can Find More Information” above in this prospectus.

Authorized Capital Stock

Under the Restated Certificate of Incorporation, Adobe’s authorized capital stock consists of 900,000,000 shares of common stock, $0.0001 par value, and 2,000,000 shares of preferred stock, $0.0001 par value. As of January 3, 2025, there were issued and outstanding 435,309,143 shares of Adobe common stock (excluding shares held in Adobe’s treasury). From time to time, we issue employee restricted stock units, performance shares, stock options and other forms of stock-based compensation.

Common Stock

Adobe Common Stock Outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. Our common stock is listed and principally traded on the Nasdaq Global Select Market under the ticker symbol “ADBE.”

Voting Rights. Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders.

Dividend Rights. Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. We have not declared or paid any cash dividends on our common stock since April 2005, and do not anticipate paying any cash dividends in the foreseeable future.

Rights upon Liquidation. Holders of our common stock are entitled to share pro rata, upon any liquidation or dissolution of Adobe, in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock.

Preemptive Rights. Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Transfer Agent and Registrar. Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common stock.

Preferred Stock

Under our Restated Certificate of Incorporation, without further stockholder action, our board of directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Certain Provisions of Our Restated Certificate of Incorporation and Bylaws

Our Restated Certificate of Incorporation and Bylaws vest the power to call special meetings of stockholders in our chairman of the board, our Chief Executive Officer, our board of directors or stockholders holding shares representing not less than 10% of the outstanding votes entitled to vote at the meeting. Stockholders are not permitted under our Restated Certificate of Incorporation or Bylaws to act by written consent in lieu of a meeting.

To be properly brought before an annual meeting of stockholders, (i) any stockholder nomination for the board of directors must be delivered to our Secretary not more than 120 and not less than 90 days prior to the date on which we first released our proxy materials for the prior year’s annual meeting, and (ii) any stockholder proposal other than nominations for the board of directors must be delivered to our Secretary not more than 150 and not less than 120 days prior to the date on which we first released our proxy materials for the prior year’s annual meeting; provided that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it. With respect to director nominees, we may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee and to provide a statement as to whether such nominee, if elected, intends to comply with our policies and procedures as applicable to the board of directors.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture to be entered into between Adobe and Computershare Trust Company, N.A., as trustee, or such other trustee named therein (the “trustee”), in one or more series established in or pursuant to a board resolution (and set forth in an officer’s certificate) or otherwise set forth in an officer’s certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture and applicable board resolution (and set forth in an officer’s certificate), officer’s certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The indenture does not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to any aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the specific terms of any debt securities being offered, including, as applicable:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase or repay the debt securities;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

whether the debt securities are issuable under Rule 144A or Regulation S under the Securities Act and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

•	whether the debt securities are issuable as global securities and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants provided for with respect to the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuer of the debt securities;

•	any special interest premium or other premium;

•

whether the debt securities are convertible or exchangeable into common stock or other of our equity securities or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

•	the currency in which payments shall be made, if other than U.S. dollars; and

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1) default in paying interest on such debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal or premium, if any, on such debt securities when due;

(3) default in the performance, or breach, of any covenant of ours governing such debt securities (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and a responsible officer of the trustee receive written notice from the holders of at least 25% in aggregate principal amount of the debt securities of each such series affected that is then outstanding (all such series voting together as a single class);

(4) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred; or

(5) any other Event of Default set forth in a board resolution (and set forth in an officer’s certificate), officer’s certificate or supplemental indenture relating to such series of debt securities.

If an Event of Default (other than an Event of Default specified in clause (4)) under the indenture occurs with respect to the debt securities of a series and is continuing, then the trustee may and, at the direction of the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each such affected series (each such series voting together as a single class), will by written notice, declare the entire principal amount of the outstanding debt securities of each such affected series, together with all accrued and unpaid interest and premium, if any, due and payable. If an Event of Default under the indenture specified in clause (4) occurs and is continuing, then the entire principal amount of the outstanding debt securities will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

Notwithstanding the foregoing, the holders of a majority in principal amount of outstanding debt securities of all affected series (voting as a single class) may on behalf of the holders of all debt securities of all such series, or the holders of a majority in principal amount of outstanding debt securities of an affected series may on behalf of the holders of all securities of such series, (1) may waive past defaults, except a default in paying principal or interest on any outstanding debt security, except for nonpayment of the principal and interest on the debt securities of that series that have become due solely as a result of the declaration of acceleration, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series, and (2) rescind and annul a declaration of acceleration if all existing Events of Default, except for nonpayment of the principal of and interest on the debt securities of that series that have become due solely as a result of the declaration of acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree.

Holders of at least 25% in principal amount of each series of debt securities affected that is then outstanding (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of each series affected. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. The trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require against any losses, fees, costs, damages, liabilities, or expenses that may arise from the trustee following such request or direction. Subject to certain provisions, the holders of a majority in principal amount of each series of outstanding debt securities affected (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

The trustee will, within 45 days after a responsible officer of the trustee has obtained actual knowledge, or has received written notice from us or any holder of the debt securities that any default has occurred, give notice of the default to the holders of the debt securities of that series, unless the default was already cured. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if a responsible officer of the trustee determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

We and the trustee may amend or modify the indenture or the debt securities without notice to or the consent of any holder of debt securities in order to:

•	cure ambiguities, omissions, defects or inconsistencies;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	provide for or add guarantors with respect to the debt securities of any series;

•	secure the debt securities of any series;

•	establish the form or forms of debt securities of any series;

•	provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the indenture;

•	maintain the qualification of the indenture under the Trust Indenture Act;

•

conform any provision in the indenture, or in the board resolution (and set forth in an officer’s certificate), officer’s certificate or supplemental indenture establishing the debt securities of any series, or the terms of the debt securities of any series to this “Description of Debt Securities” or the prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the debt securities of such series were offered;

•	make any change that does not adversely affect the legal rights of holders of such series in any material respect; or

•

to change or eliminate any of the provisions of the indenture, or to add any new provisions of the indenture, in respect of one or more series of the debt securities; provided, however, that any such change, elimination or addition shall not apply to any debt security then outstanding on the date that such change, elimination or addition is effective.

Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting together as a single class), and our future compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the trustee by the holders of a majority of the outstanding debt securities of each series affected by such amendment or supplemental indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•

reduce the principal amount, or extend the fixed maturity, of the debt securities, or alter or waive the redemption provisions of the debt securities (other than the minimum notice requirement) to reduce the amount payable upon the redemption of such debt securities or, in respect of an optional redemption, to modify the times at which such debt securities may be redeemed;

•	impair the contractual right of any holder of the debt securities to receive payment of principal or interest on the debt securities on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•

waive any default or Event of Default in the payment of principal of, or interest on, the debt securities (except a rescission and annulment of acceleration and a waiver of the payment default that resulted from such acceleration by the holders of a majority in principal amount of all series of debt securities affected (all such series voting together as a single class) or of such series of debt securities affected));

•	reduce the interest rate or extend the time for payment of interest on the debt securities; or

•	contractually subordinate in right of payment to any other indebtedness the debt securities of any series in a manner adverse to the holders of such series.

Covenants

Certain Covenants

The terms of any series of debt securities being offered may include certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Consolidation, Merger or Sale of Assets

The indenture provides that we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our and our subsidiaries’ assets (taken as a whole) to any person or persons in a single transaction or through a series of transactions, unless:

•

we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is organized and existing under the laws of the United States or any state or the District of Columbia;

•

the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Event of Default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been complied with.

The restrictions in the third and fourth bullets above shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the DGCL (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our and our subsidiaries’ assets (taken as a whole) occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Existence

Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of business.

Satisfaction, Discharge and Defeasance

We may terminate our obligations under the indenture with respect to a series of the debt securities, when:

•	either:

•	all the debt securities of such series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•

all the debt securities of such series issued that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on such series of debt securities to pay principal, interest and any premium (a “discharge”);

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture and will be discharged from our obligations in respect of such debt securities, except for certain obligations, including:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion or based on a written report or certificate of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium on that series at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, legal defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, legal defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (or any substantially concurrent deposit with respect to other indebtedness) and the grant of any lien securing such borrowings);

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (or any substantially concurrent deposit with respect to other indebtedness) and the grant of any lien securing such borrowings), or any other material agreement or instrument to which we are a party; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Unclaimed Funds

Subject to applicable escheatment laws, all funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any holder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We may maintain ordinary banking relationships with the trustee and affiliates of the trustee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts may be issued under the indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, purchase contracts or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters;

•	through brokers or dealers; and

•	through a combination of any of the above methods of sale.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters or sales agents will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Adobe Inc. as of November 29, 2024 and December 1, 2023, and for each of the fiscal years in the three fiscal year period ended November 29, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of November 29, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by us in connection with the sale of the securities being registered hereby.

Amount to be Paid
Securities and Exchange Commission Registration fee	$		*
Printing expenses		*	*
Legal fees and expenses (including Blue Sky fees)		*	*
Trustee and transfer agent fees and expenses		*	*
Rating Agency fees		*	*
Accounting fees and expenses		*	*
Nasdaq listing fees		*	*
Miscellaneous		*	*
TOTAL	$	*	*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) under the Securities Act.
**

These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable by us in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a Delaware corporation may indemnify directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation or an amendment thereto that it shall eliminate or limit the personal liability of a director or officer to the corporation and its stockholders for monetary damages arising out of certain breaches of fiduciary duty.

Our Restated Certificate of Incorporation provides for the elimination of a director’s liability to us and our stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our Bylaws generally provide that we shall indemnify each of our directors and executive officers to the fullest extent not prohibited by the DGCL and may indemnify certain other persons as set forth in the DGCL.

We also maintain officer and director insurance coverage against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. In addition, each executive officer and director is a party to a written agreement which states that we agree to hold each of them harmless against any and all judgments, fines, settlements and expenses related to claims against such person by reason of the fact that the person is or was a director, executive officer, employee or other agent of us, and otherwise to the fullest extent authorized or permitted by our Bylaws and under the non-exclusivity provisions of the DGCL.

Under the underwriting agreements filed or to be filed or incorporated by reference as exhibits hereto, the underwriters may agree to indemnify us, our directors, certain of our officers and persons, if any, who control us within the meaning of the Securities Act against certain liabilities, subject to certain conditions. We, our directors, certain of our officers and persons, if any, who control us may be entitled to similar indemnity under other agreements entered into with underwriters, agents and dealers involved in the distribution of the securities being registered hereby from time to time.

Item 16. Exhibits

(a)	The following exhibits are filed as part of this Registration Statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number	SEC File No.	Filed Herewith

1.1	Form of Underwriting Agreement (Debt Securities, Preferred Stock, Common Stock, Warrants, Purchase Contracts and Units)*

3.1	Restated Certificate of Incorporation of Adobe	8-K	4/26/2011	3.3	000-15175

3.2	Certificate of Amendment to Restated Certificate of Adobe	8-K	10/9/2018	3.1	000-15175

3.3	Amended and Restated Bylaws	8-K	1/18/2022	3.1	000-15175

4.1	Specimen Common Stock Certificate	10-K	1/25/2019	4.1	000-15175

4.2	Indenture dated as of January 25, 2010 by and between Adobe and Wells Fargo Bank, National Association, as trustee	S-3	2/26/2016	4.1	333-209764

4.3	Form of Global Note	S-3	1/15/2010	4.2	333-164378

4.4	Form of Global Note for Adobe Inc.’s 3.250% Notes due 2025, together with Form of Officer’s Certificate setting forth the terms of the Note	8-K	1/26/2015	4.1	000-15175

4.5	Forms of Global Notes for Adobe Inc.’s 1.700% Notes due 2023, 1.900% Notes due 2025, 2.150% Notes due 2027, and 2.300% Notes due 2030, together with an Officer’s Certificate setting forth the terms of the Notes	8-K	2/3/2020	4.1	000-15175

4.6	Forms of Global Notes for Adobe Inc.’s 4.850% Notes due 2027, 4.800% Notes due 2029 and 4.950% Notes due 2034, together with an Officer’s Certificate setting forth the terms of the Notes	8-K	4/4/2024	4.1	000-15175

4.7	Form of Indenture					X

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number	SEC File No.	Filed Herewith

4.8	Form of Global Note					X

4.9	Specimen Preferred Stock Certificate*

4.10	Form of Warrant Agreement for Warrants sold separately*

4.11	Form of Warrant for Warrants sold separately (included in Exhibit 4.10)*

4.12	Form of Warrant Agreement for Warrants sold attached to other Securities*

4.13	Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.12)*

4.14	Form of Purchase Contract Agreement relating to Purchase Contracts*

4.15	Form of Unit Agreement*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP					X

23.1	Consent of KPMG LLP					X

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of the Registration Statement)					X

25.1	Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A.					X

107	Filing Fee Table					X

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(v) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 13, 2025.

ADOBE INC.

By:	/s/ DANIEL DURN
	Name:	Daniel Durn
	Title:	Executive Vice President and Chief Financial Officer, Finance, Technology, Security and Operations

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shantanu Narayen and Daniel Durn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHANTANU NARAYEN Shantanu Narayen	Chair of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	January 13, 2025

/s/ DANIEL DURN Daniel Durn	Executive Vice President and Chief Financial Officer, Finance, Technology, Security and Operations (Principal Financial Officer)	January 13, 2025

/s/ JILLIAN FORUSZ Jillian Forusz	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	January 13, 2025

/s/ FRANK CALDERONI Frank Calderoni	Director	January 13, 2025

/s/ CRISTIANO AMON Cristiano Amon	Director	January 13, 2025

/s/ AMY BANSE Amy Banse	Director	January 13, 2025

Signature	Title	Date

/s/ BRETT BIGGS Brett Biggs	Director	January 13, 2025

/s/ MELANIE BOULDEN Melanie Boulden	Director	January 13, 2025

/s/ LAURA DESMOND Laura Desmond	Director	January 13, 2025

/s/ SPENCER NEUMANN Spencer Neumann	Director	January 13, 2025

/s/ KATHLEEN OBERG Kathleen Oberg	Director	January 13, 2025

/s/ DHEERAJ PANDEY Dheeraj Pandey	Director	January 13, 2025

/s/ DAVID RICKS David Ricks	Director	January 13, 2025

/s/ DAN ROSENSWEIG Dan Rosensweig	Director	January 13, 2025